                            EXHIBIT 4(c)

                 WAIVER DATED AS OF JUNE 9, 2004

          This Waiver ("Waiver") is entered into as of June 9, 2004, among DeVry Inc., a Delaware corporation ("DeVry"), Global Education International, Inc., a Barbados corporation ("GEI" and together with DeVry a "Borrower" and collectively the "Borrowers"), the lenders party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

                      W I T N E S S E T H:

          WHEREAS, the Borrowers, the Lenders and Bank of America, N.A., as Administration Agent, Swing Line Lender and L/C Issuer are parties to that certain Credit Agreement, dated as of May 16, 2003 (the "Credit Agreement") (terms defined in the Credit Agreement shall have the same respective meanings when used herein);

          WHEREAS, DeVry has requested that the Lenders waive as of June 30, 2003 compliance by DeVry with the DOE Ratio, all as more fully hereinafter set forth; and

          WHEREAS, the Lenders are willing to grant such waiver on the terms and conditions contained herein;

          NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which is hereby acknowledged), the parties hereto, intending legally to be bound, hereby agree as follows:

                            ARTICLE I
                             WAIVER
                             ------

          The Lenders hereby waive, as of June 30, 2003, compliance by DeVry with the DOE Ratio set forth in Section 7.15(d) of the Credit Agreement, it being understood that such waiver is limited precisely to its terms and shall not constitute a waiver of any other term or provision of the Loan Documents.

                            ARTICLE II
                             GENERAL
                             -------

          2.1 Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that no Default or Event of Default has occurred and is continuing which will not be cured by this Waiver becoming effective.

          2.2 This Waiver may be executed in any number of counterparts (each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument) and shall become effective as of the date hereof upon receipt by the Administrative Agent of counterparts hereof executed by the Borrowers and the Required Lenders.

          2.3 As modified by this Waiver, the Loan Documents shall remain in full force and effect. References to the Credit Agreement in any of the Loan Documents shall be deemed to include a reference

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to the Credit Agreement as modified hereby, whether or not
reference is made to this Waiver. Section headings used in this Waiver are for convenience of reference only, and shall not affect the construction of this Waiver

          2.4 Each of the Borrowers agrees to pay to or reimburse the Administrative Agent, upon demand, for all costs and expenses incurred (including legal expenses) in connection with the preparation, execution and delivery of this Waiver.

          2.5 This Waiver shall be a contract made under and governed by the internal laws of the State of New York, without giving effect to principles of conflicts of laws. All obligations of the Borrowers and rights of the Administrative Agent and the Lenders that are expressed herein, shall be in addition to and not in limitation to those provided by applicable law. Whenever possible, each provision of this Waiver shall be interpreted in such manner as to be effective and valid under applicable law;
but if any provision of this Waiver shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Waiver.

          2.6 Each of the Borrowers acknowledges and agrees that the execution and delivery by the Administrative Agent and the Lenders of this Waiver shall not be deemed to create a course of dealing or otherwise obligate the Lenders to forbear or execute similar waivers under the same or similar circumstances in the future.

          2.7 This Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Waiver.

          2.8 This Waiver, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This
Waiver supercedes all prior drafts and communications with respect hereto. This Waiver may not be amended except in accordance with the provisions of Section 11.1 of the Credit
Agreement.

                    [Signature Page Follows]

IN   WITNESS   WHEREOF,  the  parties  hereto  have  caused   the
execution and delivery hereof by their respective representatives as of the date hereof.

                                DEVRY INC.

                                By:
                                Name:
                                Title:

                                GLOBAL EDUCATION INTERNATIONAL,
                                INC.

                                By:
                                Name:
                                Title:


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                                BANK OF AMERICA, N.A., as
                                Administrative Agent

                                By:
                                Name:
                                Title:

                                BANK OF AMERICA, N.A., as a
                                Lender, L/C Issuer and Swing
                                Line Lender

                                By:
                                Name:
                                Title:


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                                JPMORGAN CHASE BANK

                                By:
                                Name:
                                Title:

                                SUNTRUST BANK

                                By:
                                Name:
                                Title:

                                NATIONAL CITY BANK OF
                                MICHIGAN/ILLINOIS

                                By:
                                Name:
                                Title:

                                HARRIS TRUST AND SAVINGS BANK

                                By:
                                Name:
                                Title:

                                THE NORTHERN TRUST COMPANY

                                By:
                                Name:
                                Title:

                                LASALLE BANK NATIONAL
                                ASSOCIATION

                                By:
                                Name:
                                Title:

                                MASSACHUSETTS MUTUAL LIFE
                                INSURANCE COMPANY

                                By:  David L. Babson & Company,
                                Inc., as Investment Adviser

                                By:
                                Name:
                                Title:

                                MASSMUTUAL ASIA LIMITED

                                By:  David L. Babson & Company,
                                Inc., as Investment Adviser

                                By:
                                Name:
                                Title:

                                C.M. LIFE INSURANCE COMPANY, C/O
                                MASSACHUSETTS MUTUAL LIFE
                                INSURANCE COMPANY

                                By:  David L. Babson & Company,
                                Inc., as  Investment Sub-Adviser


                                By:
                                Name:
                                Title: